UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 10, 2013

DEEP DOWN, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-30351	75-2263732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8827 W. Sam Houston Pkwy N. Suite 100, Houston, TX 77040

(Address of principal executive offices) (Zip Code)

(281) 517-5000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 – Entry into a Material Definitive Agreement.

On September 10, 2013, we became obligated under a Securities Purchase Agreement with the purchasers identified on the signature pages thereto for the issuance of shares of our common stock at $1.80 per share in a private placement for a total aggregate consideration of $8,000,000. We closed the sale and issuance on such date and issued 4,085,111 shares on such date for total proceeds of $7,353,200. We expect to sell the remaining number of shares that were not sold on such date on the same terms and conditions as those set forth in the purchase agreement on or prior to the date that is 30 days after such initial closing date. The per share purchase price in the private placement was calculated at a slight discount to our common stock’s 30-day moving average, based on the date agreed upon in mid-August.

In connection with the closing, we entered into a Registration Rights Agreement that requires us to file with the Securities and Exchange Commission, within 30 days of such closing date, a registration statement covering the purchased shares. We are subject to liquidated damages if the registration statement is not filed by such deadline or if such registration statement is not made effective within 90 or 120 days (depending on the circumstances applicable to such filed registration statement) of such closing date.

The shares were not sold through an underwriter, and accordingly there were no underwriting discounts or underwriting commissions involved. We did employ a placement agent for the purpose of the offering, and have paid to such placement agent commissions in the amount of $269,128.

The shares offered and sold in connection with the private placement offering were sold in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereunder. In connection with the private placement, we relied on the purchasers’ written representations, including representations that each purchaser is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act. The purchasers also each represented that they were acquiring the shares for investment only and not with a view toward resale or distribution.

We intend to use the aggregate net proceeds from the private placement primarily to reduce debt, expand our production capacity and increase available working capital for future growth.

The description above does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement and registration rights agreement, each of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K.

SECTION 3 – Financial Information

ITEM 3.02 – Unregistered Sales of Equity Securities.

See Item 1.01 above for a description of the Company's unregistered sale of securities. The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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SECTION 9 – Financial Statements and Exhibits

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

10.1*	Securities Purchase Agreement, dated September 9, 2013, between Deep Down, Inc. and the purchaser parties thereto.
10.2*	Registration Rights Agreement, dated September 9, 2013, between Deep Down, Inc. and the purchaser parties thereto.
99.1*	Press Release issued by Deep Down, Inc. dated September 11, 2013

*Filed or furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2013

DEEP DOWN, INC.

By :	/s/ Eugene L. Butler
Eugene L. Butler Executive Chairman and CFO

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